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                                                                     EXHIBIT 4.1


                                      1996



INCORPORATED UNDER THE LAWS                         OF THE STATE OF DELAWARE
        NUMBER                                               SHARES

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                           VIEW TECH DELAWARE, INC.

    AUTHORIZED CAPITAL STOCK: 25,000,000 SHARES - PAR VALUE $.0001 PER SHARE

 20,000,000 SHARES COMMON STOCK               5,000,000 SHARES PREFERRED STOCK

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                                  C O M M O N

THIS CERTIFIES THAT ____________________________________ IS THE RECORD HOLDER OF ______________________________________SHARES OF COMMON STOCK TRANSFERRABLE ONLY
ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

THE CORPORATION WILL FURNISH AT ITS PRINCIPAL OFFICE, WITHOUT CHARGE TO EACH STOCKHOLODER WHO SO REQUESTS, A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

         IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND ITS CORPORATE SEAL HEREUNTO AFFIXED


         THIS ______________ DAY                  OF _______________ A.D. 19__


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                    SECRETARY                                          PRESIDENT